Exhibit (h)(i)

[             ] Shares

MORGAN STANLEY INDIA INVESTMENT FUND, INC.

COMMON STOCK

PAR VALUE $.01 PER SHARE

UNDERWRITING AGREEMENT

February       , 1994

February      , 1994

Morgan Stanley & Co. Incorporated

Donaldson, Lufkin & Jenrette

     Securities Corporation

A.G. Edwards & Sons, Inc.

Prudential Securities Incorporated

Kemper Securities, Inc.

Legg Mason Wood Walker Incorporated

c/o Morgan Stanley & Co. Incorporated

1251 Avenue of the Americas New York,

New York 10020

Dear Sirs:

MORGAN STANLEY INDIA INVESTMENT FUND, INC., a Maryland corporation (the “Fund”), is a newly incorporated, non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended.  The Fund proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) [     ] shares (the “Firm Shares”) of its common stock, $.01 par value per share (the “Common Stock”).

The Fund also proposes to issue and sell to the several Underwriters not more than an additional [   ] shares of Common Stock (the “Additional Shares”) if and to the extent that you shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Common Stock granted to the Underwriters in Article III hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Underwritten Shares.”

It is further understood that the Fund and Morgan Stanley Asset Management Inc. (the “Investment Manager”) are concurrently with the execution of this Agreement entering into an agreement (the “Institutional Underwriting Agreement”) with Morgan Stanley & Co. Incorporated (“Morgan Stanley”) pursuant to which the Fund proposes to issue and sell to Morgan Stanley, as underwriter (in such capacity, the “Institutional Underwriter”), [     ] shares of Common Stock (the “Institutional Shares”) for investors desiring to purchase a minimum of 100,000 shares of Common Stock (the “Concurrent Offering”).  The Underwritten Shares and the Institutional Shares are hereinafter collectively referred to as the “Shares.”

The Fund has filed with the Securities and Exchange Commission (the “Commission”) a notification on Form N-8A (the “Notification”) of registration of the Fund as an investment company and a registration statement on Form N-2 relating to the Shares.  The registration statement contains two forms of prospectuses to be used in connection with the offering and sale of the Shares: the prospectus to be used in connection with the offering and sale of Underwritten Shares and the prospectus to be used in connection with the offering and sale of the Institutional Shares.  The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended, is hereinafter referred to as the “Registration Statement”; the prospectus for the Underwritten Shares and the prospectus for the Institutional Shares in the respective forms first used to confirm sales of Shares are hereinafter referred to individually as a “Prospectus” and collectively as the “Prospectuses”; the prospectus in the respective form first used to confirm sales of the Underwritten Shares is hereinafter referred to as the “Underwriting Prospectus” and the prospectus in the respective form first used to confirm sales of the Institutional Shares is hereinafter referred to as the “Institutional Prospectus.” The

Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder are collectively referred to as the “Securities Act;” the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder are collectively referred to as the “Investment Company Act;” and the Securities Act and the Investment Company Act are collectively referred to as the “Acts.”

I.

The Fund and the Investment Manager, jointly and severally, represent and warrant to each of the Underwriters that:

(a)           The Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Fund or the Investment Manager, threatened by the commission.

(b)           The Fund has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Maryland, has the corporate power and authority to conduct its business as described in the Prospectuses and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Fund.  The Fund has no subsidiaries.

(c)           The Fund is registered with the Commission as a non-diversified, closed-end management investment company under the Investment Company Act and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Fund or the Investment Manager, threatened by the Commission.  No person is serving or acting as an officer or director of, or investment adviser to, the Fund except in accordance with the provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended, and the rules and regulations of the Commission thereunder (such act and rules being collectively referred to as the “Advisers Act”).

(d)           Each of this Agreement, the Institutional Underwriting Agreement, the Investment Advisory and Management Agreement between the Investment Manager and the Fund (the “Management Agreement”), the Administration Agreement between United States Trust Company of New York (the “Administrator”) and the Fund (the “Administration Agreement”), the International Custody Agreement between Morgan Stanley Trust Company (the “International Custodian”) and the Fund (the “International Custody Agreement”), the U.S. Custody Agreement between the United States Trust Company of New York (the “U.S. Custodian”) and the Fund (the “U.S. Custody Agreement”) and the Transfer Agency Agreement between American Stock Transfer & Trust Company (the “Transfer Agent”) and the Fund (the “Transfer Agency Agreement”) (this Agreement, the Institutional Underwriting Agreement, the Management Agreement, the Administration Agreement, the International Custody Agreement, the U.S. Custody Agreement and the Transfer Agent Agreement are referred to herein, collectively, as the “Fundamental Agreements”) has been duly authorized, executed and delivered by the Fund.  Each Fundamental Agreement, other than this Agreement and the Institutional Underwriting Agreement, assuming due authorization, execution and delivery by the other parties thereto, and the Dividend Reinvestment and Cash Purchase Plan (the “Plan”) constitutes the legal, valid and binding obligation of the Fund, enforceable against the Fund in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(e)           None of (A) the execution and delivery by the Fund of, and the performance by the Fund of its obligations under, each Fundamental Agreement or the adoption by the Fund of the Plan, or (B) the issue and sale by the Fund of the Shares as contemplated by this Agreement or the Institutional Underwriting Agreement, contravenes or will contravene any provision of applicable law or the articles of incorporation or by-laws of the Fund or any agreement or other instrument binding upon the Fund that is material to the Fund, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Fund, whether foreign or domestic.  No consent, approval, authorization, order or permit of, or qualification with, any governmental body or agency, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required for the performance by the Fund of its obligations under the Fundamental Agreements or the Plan, except such as have been obtained and as may be required by the Acts, the Securities Exchange Act of 1934 (such act and the rules and regulations of the Commission thereunder being collectively referred to as the “Exchange Act”), or the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of the Shares by the Underwriters and the Institutional Underwriter.

(f)            The authorized capital stock of the Fund conforms in all material respects to the description thereof contained in the Prospectuses, and the articles of incorporation and by-laws of the Fund, the Fundamental Agreements and the Plan conform in all material respects to the descriptions thereof contained in the Prospectuses.

(g)           The articles of incorporation and by-laws of the Fund, the Fundamental Agreements and the Plan comply with all applicable provisions of the Acts, and all approvals of such documents required under the Investment Company Act by the Fund’s shareholders and Board of Directors have been obtained and are in full force and effect.

(h)           The Fundamental Agreements (other than this Agreement and the Institutional Underwriting Agreement) and the Plan are in full force and effect and neither the Fund nor, to the Fund’s knowledge, any other party to any such agreement is in default thereunder and, to the knowledge of the Fund and the Investment Manager, no event has occurred which with the passage of time or the giving of notice or both would constitute a default thereunder.  The Fund is not currently in breach of, or in default under, any other written agreement or instrument to which it or its property is bound or affected.

(i)            The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable and the form of certificates used to evidence the Common Stock is in due and proper form and complies with all provisions of applicable law.

(j)            The Shares have been duly authorized and, when issued, paid for and delivered in accordance with the terms of this Agreement and the Institutional Underwriting Agreement, will be validly issued, fully paid and non-assessable and the issuance of the Shares will not be subject to any pre-emptive or similar rights.  No person has rights to the registration of any securities because of the filing of the Registration Statement.

(k)           The Shares and any shares of Common Stock outstanding prior to the issuance of the Shares have been approved for listing on the New York Stock Exchange, Inc. (the “New York Stock Exchange”), subject to official notice of issuance.  The Fund’s Registration Statement on Form 8-A under the Exchange Act is effective.

(l)            Any advertisement used with the written consent of the Fund in the public offering of the Shares pursuant to Rule 482 under the Rules and Regulations (an “Omitting Prospectus”) complies with the requirements of Rule 482, and does not contain an untrue statement of a material fact.

(m)          The Fund intends to direct the investment of the proceeds of the offering described in the Prospectuses in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and the Fund is eligible to qualify as a regulated investment company under Subchapter M of the Code.

(n)           There has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, of the Fund, or in the investment objectives, investment policies, liabilities, business, prospects or operations of the Fund from that set forth in the Prospectuses and there have been no transactions entered into by the Fund which are material to the Fund other than those in the ordinary course of its business or as described in the Prospectuses.

(o)           There are no legal or governmental proceedings pending or, to the knowledge of the Fund and the Investment Manager, threatened against or affecting the Fund that are required to be described in the Registration Statement or the Prospectuses and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectuses or to be filed as an exhibit to the Registration Statement that are not described or filed as required.

(p)           The Fund has all necessary consents, authorizations, approvals, orders (including exemptive orders), certificates and permits of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Prospectuses, except to the extent that the failure to obtain or file the foregoing would not have a material adverse effect on the Fund.

(q)           Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 497 under the Securities Act, complied when so-filed in all material respects with the Acts.

(r)            (i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the Notification and the Prospectuses comply and, as amended or supplemented, if applicable, will comply in all material respects with the Acts and (iii) the Prospectuses do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (r) do not apply to statements or omissions in the Registration Statement or the Prospectuses based upon information concerning the Institutional Underwriter or any Underwriter furnished to the Fund in writing by the Institutional Underwriter or by such Underwriter through you expressly for use therein.

(s)           The statement of assets and liabilities included in the Registration Statement and the Prospectuses presents fairly the financial position of the Fund as at the date indicated and said statement has been prepared in conformity with generally accepted accounting principles.  Price Waterhouse, whose report appears in the Prospectuses, are independent public accountants with respect to the Fund as required by the Acts.

(t)            There are no material restrictions, limitations or regulations with respect to the ability of the Fund to invest its assets as described in the Prospectuses, other than as described therein.

(u)           All advertisements authorized in writing by the Fund for use in the offering of the Shares complied and comply with the requirements of the Securities Act.

II.

The Investment Manager represents and warrants to each of the Underwriters that:

(a)           The Investment Manager has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to conduct its business as described in the Prospectuses and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification, except to the extent that failure to be so qualified or be in good standing would not have a material adverse effect on the Investment Manager.

(b)           The Investment Manager is duly registered as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Management Agreement as an investment adviser to the Fund as contemplated by the Prospectuses, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Investment Manager, threatened by the Commission.

(c)           Each of this Agreement, the Institutional Underwriting Agreement and the Management Agreement has been duly authorized, executed and delivered by the Investment Manager and complies with all applicable provisions of the Acts.  The Management Agreement, assuming due authorization, execution and delivery by the other parties thereto, constitutes the legal, valid and binding obligation of the Investment Manager, enforceable against the Investment Manager in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d)           The execution and delivery by the Investment Manager of, and the performance by the Investment Manager of its obligations under, this Agreement, the Institutional Underwriting Agreement and the Management Agreement do not and will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Investment Manager or any agreement or other instrument binding upon the Investment Manager that is material to the Investment Manager, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Investment Manager.  No consent, approval, authorization, order or permit of, or qualification with, any governmental body or agency, self-regulatory agency or court or other tribunal, whether foreign or domestic, is required for the performance by the Investment Manager of its obligations under this Agreement, the Institutional Underwriting Agreement or the Management Agreement except such as have been obtained and as may be required by the Acts, the Exchange Act or the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of the Shares by the Underwriters and the Institutional Underwriter.

(e)           There are no legal or governmental proceedings pending or, to the knowledge of the Investment Manager, threatened against or affecting the Investment Manager that are required to be described in the Registration Statement or the Prospectuses and are not so described.

(f)            The Investment Manager has all necessary consents, authorizations, approvals, orders (including exemptive orders), certificates and permits of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Prospectuses, except to the extent that the failure to obtain or file the foregoing would not have a material adverse effect on the Investment Manager.

(g)           The Investment Manager has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectuses.

(h)           The Management Agreement is in full force and effect and neither the Investment Manager nor, to the Investment Manager’s knowledge, the Fund is in default thereunder and, to the knowledge of the Investment Manager, no event has occurred which with the passage of time or the giving of notice or both would constitute a default under such document.

(i)            All information furnished by the Investment Manager for use in the Registration Statement and Prospectuses, including, without limitation, the description of the Investment Manager, does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.

(j)            There has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the business or operations of the Investment Manager from that set forth in the Prospectuses.

III.

The Fund hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Fund the respective numbers of Firm Shares set forth in Schedule I hereto opposite their names at a price of $ [          ] per Share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Fund further agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase from time to time in the aggregate, severally and not jointly, the Additional Shares at the Purchase Price.  Additional Shares may be purchased as provided in Article V hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.  At any time that Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased at such time as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The Fund hereby agrees that, without your prior written consent, it will not offer, sell, contract to sell or otherwise dispose of any shares of its Common Stock or any securities convertible into or exercisable or exchangeable for such Common Stock for a period of 180 days after the date of the initial public offering of the Shares, other than (i) the Shares and (ii) any shares of Common Stock of the Fund sold pursuant to the Plan.

IV.

The Fund and the Investment Manager are advised by you that the Underwriters propose to make a public offering of their respective portions of the Underwritten Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.  The Fund and the Investment Manager are further advised by you that the Underwritten Shares are to be offered to the public initially at a price of $15.00 per share (the “Public Offering Price”), to employees of the Investment Adviser and its affiliates, and directors and officers of the Fund and any other investment company managed by the Investment Adviser at a price of $14.45 per share, and to certain dealers selected by you at a price that represents a concession not in excess of [$       ] per Share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of [$       ] per Share to any Underwriter or to certain other dealers.

V.

Payment for the Firm Shares shall be made by certified or official bank check or checks payable to the order of the Fund in New York Clearing House funds at the office of Morgan Stanley & Co. Incorporated, 1251 Avenue of the Americas, New York, New York, at 10:00 A.M., local time, on                    , 1994 or at such other time on the same or such other date as shall be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made by certified or official bank check or checks payable to the order of the Fund in New York Clearing House funds at the office of Morgan Stanley & Co. Incorporated, 1251 Avenue of the Americas, New York, New York, at 10:00 A.M., local time, on such date or dates (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor later than ten business days after the giving of the notice hereinafter referred to) as shall be designated in a written notice from you to the Fund of its determination, on behalf of the Underwriters, to purchase a number of Additional Shares, specified in said notice.  The time and date of any such payment are hereinafter referred to as an “Option Closing Date.” The notice of the determination to exercise an option to purchase Additional Shares and of the Option Closing Date therefor may be given at any time within 45 days after the date of this Agreement; provided however, that such notice shall be provided at least two business days prior to such Option Closing Date.

Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or an Option Closing Date, as the case may be.  Such certificates shall be made available to you for inspection not later than 10:00 A.M. local time, on the business day next preceding the Closing Date or such Option Closing Date, as the case may be.  The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or such Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Firm Shares and the Additional Shares to the Underwriters duly paid, against payment of the purchase price therefor.

VI.

The respective obligations of the Fund and the Investment Manager and the several obligations of the Underwriters hereunder are subject to the condition that the Registration Statement shall have become effective not later than the date hereof.

The several obligations of the Underwriters hereunder are subject to the following further conditions:

(a)           There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, of the Fund or the Investment Manager, or in the investment objectives, investment policies, liabilities, business, prospects or operations of the Fund from that set forth in the Registration Statement, that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectuses.

(b)           The Underwriters shall have received on the Closing Date separate certificates, dated the Closing Date and signed by an executive officer of each of the Fund and the Investment Manager in his capacity as such, to the effect set forth in clause (a) above and to the effect that the respective representations and warranties of the Fund and the Investment Manager contained in this Agreement shall be true and correct as of the Closing Date.  Each officer signing and delivering such a certificate may rely upon the best of his knowledge as to proceedings threatened.

(c)           The Investment Manager and the Fund shall have each performed all of their respective obligations to be performed hereunder on or prior to the Closing Date.

(d)           You shall have received on the Closing Date an opinion of Rogers & Wells, counsel for the Fund, dated the Closing Date, to the effect that:

(i)            the Registration Statement is effective under the Securities Act and, to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending or threatened by the Commission;

(ii)           the Fund has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Maryland, has the corporate power and authority to conduct its business as described in the Prospectuses and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the Fund;

(iii)          the Fund is registered with the Commission as a non-diversified, closed-end management investment company under the Investment Company Act and, to the best of such counsel’s knowledge, no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission;

(iv)          each Fundamental Agreement has been duly authorized, executed and delivered by the Fund.  Each Fundamental Agreement, other than this Agreement and the Institutional Underwriting Agreement, assuming due authorization, execution and delivery by the other parties thereto, and the Plan constitutes the legal, valid and binding obligation of the Fund, enforceable against the Fund in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(v)           none of (A) the execution and delivery by the Fund of, and the performance by the Fund of its obligations under, each Fundamental Agreement or the adoption by the Fund of the Plan, or (B) the issuance and sale by the Fund of the Shares as contemplated by this Agreement or the Institutional Underwriting Agreement, contravenes or will contravene any provision of applicable U.S., State of New York or State of Maryland law or the articles of incorporation or by-laws of the Fund or any material agreement or instrument binding upon the Fund that is known to such counsel, or any judgment, order or decree of any U.S., State of New York or State of Maryland governmental body, agency or court having jurisdiction over the Fund that is known to such counsel.  No consent, approval, authorization, permit or order of, or qualification with, any U.S. or State of New York governmental body or agency, self-regulatory organization or court or other tribunal, is required for the performance by the Fund of its obligations under the Fundamental Agreements or the Plan, except as may be required by the Acts, the Exchange Act or the securities or Blue Sky laws of the various states and in connection with the offer and sale of the Shares by the Underwriters and the Institutional Underwriter;

(vi)          The authorized capital stock of the Fund conforms in all material respects to the description thereof contained in the Prospectuses; and the articles of incorporation and by-laws of the Fund, the Fundamental Agreements and the Plan conform in all material respects as to legal matters to the descriptions thereof contained in the Prospectuses;

(vii)         the articles of incorporation and by-laws of the Fund, the Fundamental Agreements and the Plan comply with all applicable provisions of the Acts, and all approvals of such documents required under the Investment Company Act by the Fund’s shareholders and Board of Directors have been obtained and are in full force and effect;

(viii)        to the knowledge of such counsel, the Fundamental Agreements (except for this Agreement and the Institutional Underwriting Agreement) and the Plan are in full force and effect and, to such counsel’s knowledge, neither the Fund nor any other party to any such agreement is in default thereunder and, to the knowledge of such counsel, no event has occurred which with the passage of time or the giving of notice or both would constitute a default thereunder.  To the knowledge of such counsel, the Fund is not currently in breach of, or in default under, any other written agreement or instrument to which it or its property is bound or affected;

(ix)           the shares of Common Stock outstanding prior to issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable, and the form of certificate used to evidence the Common Stock is in due and proper form and complies with all provisions of applicable law;

(x)            the Shares have been duly authorized and, when issued, paid for and delivered in accordance with the terms of this Agreement and the Institutional Underwriting Agreement, will be validly issued, fully paid and non-assessable and the issuance of the Shares will not be subject to any pre-emptive or similar rights;

(xi)           the Shares have been approved for listing on the New York Stock Exchange, subject to official notice of issuance, and the Fund’s Registration Statement on Form 8-A under the Exchange Act is effective;

(xii)          the Fund does not require any tax or other rulings to enable it to qualify as a regulated investment company under Subchapter M of the Code;

(xiii)         the statements in the Prospectuses under “Taxation - U.S. Federal Income Taxes” and “Common Stock”, insofar as such statements constitute a summary of the law or legal conclusions, documents or proceedings referred to therein, are accurate in all material respects and fairly present the information called for with respect to such legal matters, legal conclusions, documents and proceedings and fairly summarize the matters referred to therein;

(xiv)        the descriptions, if any, in the Prospectuses of U.S. or State of New York statutes, regulations and legal or governmental proceedings are accurate in all material respects and fairly summarize the matters referred to therein;

(xv)         there are no U.S. or State of New York statutes or regulations, or, to the best of such counsel’s knowledge after due inquiry, contracts or other documents that are required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits to the Registration Statement that are not described or filed as required; and, to the best of such counsel’s knowledge after due inquiry, there are no legal or governmental proceedings pending or threatened, that are required to be described in the Registration Statement or the Prospectuses and are not so described;

(xvi)        the Registration Statement, the Notification and the Prospectuses and any supplements or amendments thereto (except for financial statements and schedules included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Acts; and

(xvii)       all advertisements authorized in writing by the Fund for use in the offering of the Shares complied and comply with the requirements of the Securities Act.

In addition to the foregoing opinion, such counsel shall advise the Underwriters that, in the light of such counsel’s understanding of the applicable law and the experience it has gained through its practice thereunder, nothing has come to its attention that would lead it to believe that (except for financial statements, schedules and other financial, economic or statistical information contained in the Registration Statement or the Prospectuses, as to which counsel need express no belief) the Registration Statement, on the date it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses, as of the time they were first provided to the Underwriters or as of the Closing Date, contained or contain any untrue statement of a material fact or omitted or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Counsel shall also be permitted to state that because of the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process, that counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectuses.

(e)           You shall have received on the Closing Date an opinion of Harold J. Schaaff, Jr., general counsel for the Investment Manager, dated the Closing Date, to the effect that:

(i)            the Investment Manager has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to conduct its business as described in the Prospectuses and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification, except to the extent that failure to be so qualified or be in good standing would not have a material adverse effect on the Investment Manager;

(ii)           the Investment Manager is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Management Agreement as an investment manager to the Fund as contemplated by the Prospectuses, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the best of such counsel’s knowledge, threatened by the Commission;

(iii)          each of this Agreement, the Institutional Underwriting Agreement and the Management Agreement has been duly authorized, executed and delivered by the Investment Manager.  The Management Agreement, assuming due authorization, execution and delivery by the Fund, constitutes the legal, valid and binding obligation of the Investment Manager, enforceable against the Investment Manager in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(iv)          the execution and delivery by the Investment Manager of, and the performance by the Investment Manager of its obligations under, this Agreement, the Institutional Underwriting Agreement and the Management Agreement will not contravene any provision of applicable U.S. or State of New York law or the certificate of incorporation or by-laws of the Investment Manager or, to the best of such counsel’s knowledge, any agreement or other instrument binding upon the Investment Manager that is material to the Investment Manager, or, to the best of such counsel’s knowledge, any judgment, order or decree of any U.S. or State of New York governmental body, agency or court having jurisdiction over the Investment Manager, and no consent, approval or authorization, or order of, or qualification with, any U.S. or State of New York governmental body or agency is required for the performance by the Investment Manager of its obligations under this Agreement, except such as may be required by the Acts, the Exchange Act or the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares by the Underwriters and the Institutional Underwriter;

(v)           to the best knowledge of such counsel, there are no actions, investigations or other proceedings of any nature, whether foreign or domestic, pending, commenced or threatened, which in any case or in the aggregate, might result in any material adverse change in the business of the Investment Manager or which question the validity of this Agreement, the Institutional Underwriting Agreement or the Management Agreement or the performance by the Investment Manager of such Agreements; and

(vi)          the description of the Investment Manager in the Prospectuses does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f)            You shall have received on the Closing Date an opinion of Little & Co., special Indian counsel for the Fund, dated the Closing Date, to the effect that:

(i)            except for such consents, approvals, licenses and authorizations as shall be specified in such counsel’s opinion, all of which have been obtained and are in full force and effect and all conditions of which have been fully satisfied, there are no other consents, approvals, licenses or authorizations required by any party to any of the Fundamental Agreements from any governmental, tax or other regulatory authorities, stock exchanges or securities business association, in or of the Republic of India in connection with the execution, delivery or performance of any of the Fundamental Agreements, the issue, offering and sale of the Shares in the manner contemplated by the Registration Statement and the Prospectuses or the conduct of the business of the Fund as described in the Prospectuses;

(ii)           such counsel does not know of any Indian statutes, regulations or legal or governmental proceedings materially affecting the operation of the Fund as contemplated by the Prospectuses, except such as are described in the Prospectuses;

(iii)          the statements in the Prospectuses under “Taxation - Indian Taxation,” insofar as such statements constitute a summary of the law or legal conclusions referred to therein, are accurate in all material respects and fairly present the information called for with respect to such legal matters and legal conclusions and fairly summarize the matters referred to therein;

(iv)          the information contained in the Registration Statement at the time such Registration Statement became effective and in the Prospectuses, as amended or supplemented if applicable, to the extent it relates to matters of Indian securities regulation and other Indian law or legal conclusions based thereon, is an accurate and complete description in all material respects of all Indian law and securities regulation and legal conclusions based thereon applicable to the Fund and the operation of its business as described in the Prospectuses; such counsel has no reason to believe that the information contained under the captions “Risk Factors and Special Considerations,” “The Stock Markets in India,” “Taxation — Indian Taxation” and “Appendix A — The Republic of India” and any summaries thereof under the caption “Prospectus Summary” (A) in the Registration Statement at the time such Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) in the Prospectuses, as amended or supplemented if applicable, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)           no stamp duty or other documentary tax is payable in India in respect of the execution, delivery or performance of any of the Fundamental Agreements; no stamp duty or other documentary tax would be charged on, and no other deduction will be made by any court in India from, the amount awarded in any judgment rendered in respect of any of the documents or instruments referred to in this paragraph or any rights thereunder or relating thereto; no stamp duty or other documentary tax of India would be payable in connection with the exercise of rights or duties under any of such documents or instruments by any person; and

(vi)          the choice of the laws of the United States and New York State to govern any of the Fundamental Agreements which specify by their terms to be governed by New York law is in each case a valid choice of law under the laws of the Republic of India, and accordingly would be applied by the courts of India if any such agreement or any claim made thereunder is or are brought before such court upon proof of the relevant provisions of United States or New York laws; no provision in said Agreements conflicts with public policy in India.

(g)           You shall have received on the Closing Date an opinion of Davis Polk & Wardwell, special counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs (iv) (but only as to this Agreement and the Institutional Underwriting Agreement), (vi), (x) and (xiii) (but only as to the statements in the Prospectuses under “Common Stock,” the statements in the Underwriting Prospectus under “Underwriters,” and the statements in the Institutional Prospectus under “Underwriter,” and only with respect to matters of U.S. law or legal conclusions) of paragraph (d) above and the last paragraph of (d) above (except that no belief need be expressed with respect to statements in the Prospectuses contained under “The Stock Markets in India” or in Appendix A thereto).

With respect to the last paragraph of (d) and (g) above, Rogers & Wells and Davis Polk & Wardwell may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectuses and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.  With respect to paragraphs (d) and (g) above, Rogers & Wells and Davis Polk & Wardwell may rely as to matters governed by the laws of the State of Maryland upon an opinion of Maryland counsel for the Fund and, to the extent any such counsel deems appropriate, upon the representations of the Fund contained herein; provided that (A) such Maryland counsel for the Fund is reasonably satisfactory to your counsel and (B) a copy of the opinion so relied upon is delivered to you and is in form and substance satisfactory to your counsel.  With respect to paragraph (f) above, Little & Co. may rely as to matters governed by the laws of the United States and the State of New York upon the opinion of Rogers & Wells.

(h)           You shall have received on the Closing Date a certificate from a duly authorized officer of the International Custodian, certifying that the International Custody Agreement is in full force and effect and is the legal, valid, binding and enforceable obligation of the International Custodian, assuming that such Agreement is a legal, valid, binding and enforceable obligation of the other party thereto.

(i)            You shall have received on the Closing Date a certificate from a duly authorized officer of the U.S. Custodian, certifying that the U.S. Custody Agreement is in full force and effect and is the legal, valid, binding and enforceable obligation of the U.S. Custodian, assuming that such Agreement is a legal, valid, binding and enforceable obligation of the other party thereto.

(j)            You shall have received on the Closing Date a certificate from a duly authorized officer of the Administrator certifying that the Administration Agreement is in full force and effect and is the legal, valid, binding and enforceable obligation of the Administrator, assuming that such Agreement is a legal, valid, binding and enforceable obligation of the other party thereto.

(k)           You shall have received on the date of this Agreement a letter dated such date, and also on the Closing Date a letter dated the Closing Date, in each case in form and substance satisfactory to you, from Price Waterhouse, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information regarding the Fund contained in the Registration Statement and the Prospectuses.

(l)            All proceedings taken by the Fund and the Investment Manager in connection with the organization and registration of the Fund and the Shares under the Acts shall be satisfactory in form and substance to you and counsel for the Underwriters.

(m)          No proceedings shall have been instituted or threatened by the Commission which would adversely affect the Fund’s standing as a registered investment company under the Investment Company Act or the standing of the Investment Manager as a registered investment adviser under the Advisers Act.

(n)           Not more than 10% of the assets of the Fund shall be subject to any existing mortgage, pledge, lien, encumbrance, claim or equity.

(o)           The Shares shall have been duly authorized for listing on the New York Stock Exchange, subject only to official notice of issuance thereof.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on each Option Closing Date of such updated versions of the documents, certificates and opinions set forth above in this Article VI as you may reasonably request with respect to the good standing of the Fund and the Investment Manager, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

VII.

In further consideration of the agreements of the Underwriters herein contained, the Fund covenants and agrees with each Underwriter as follows:

(a)           To notify you immediately, and confirm such notice in writing, (i) of the institution of any proceedings pursuant to Section 8(e) of the Investment Company Act and (ii) of the happening of any event during the period described in paragraph (d) below which in the judgment of the Fund makes any statement in the Notification, the Registration Statement or the Prospectuses untrue in any material respect or which requires the making of any change in or addition to the Notification, the Registration Statement or the Prospectuses in order to make the statements therein not misleading in any material respect.  If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement or an order pursuant to Section 8(e) of the Investment Company Act, the Fund will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

(b)           To furnish you, without charge, a signed copy of each of the Notification and the Registration Statement including exhibits and to each other Underwriter conformed copies of the Notification and the Registration Statement without exhibits and, during the period described in paragraph (d) below, as many copies of the Prospectuses and any supplements and amendments thereto as you may reasonably request.

(c)           Before amending or supplementing the Registration Statement or the Prospectuses during the period described in paragraph (d) below, to furnish you a copy of each such proposed amendment or supplement, and to file no such proposed amendment or supplement to which you reasonably object.

(d)           If, during such period after the first date of the public offering of the Underwritten Shares as in the opinion of your counsel the Underwriting Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectuses in order to make the statements therein, in the light of the circumstances when the Prospectuses were delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectuses to comply with law, forthwith to prepare and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Fund) to which Underwritten Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectuses so that the statements in the Prospectuses as so amended or supplemented will not, in the light of the circumstances when the Prospectuses were delivered to a purchaser, be misleading or so that the Prospectuses will comply with law.

(e)           To use its best efforts to maintain its qualification as a regulated investment company under Subchapter M of the Code.

(f)            To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all expenses (including reasonable fees and disbursements of counsel) in connection therewith as well as all fees payable in connection with the review (if any) of the offering of the Shares by the National Association of Securities Dealers, Inc.

(g)           To make generally available to the Fund’s security holders as soon as practicable an earning statement covering the twelve-month period ending March 31, 1995 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(h)           To pay (A) all costs, expenses, fees and taxes incident to (i) the preparation, printing and filing of the Notification, the Registration Statement and of each amendment thereto, each preliminary prospectus and the Prospectuses, and any amendments or supplements thereto, (ii) the printing of this Agreement, the Underwriters’ Questionnaire and such other agreements as you may reasonably request, (iii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including stock transfer taxes, if any, payable upon the sale, issuance and delivery by the Fund to the Underwriters of the Shares, (iv) the fees and disbursements of the Fund’s counsel and accountants, (v) furnishing such copies of the Registration Statement, the Notification, the Prospectuses and any related preliminary prospectus, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Underwritten Shares may be sold, (vi) the printing and delivery to the Underwriters of copies of the Blue Sky Survey and (vii) the fees and expenses incurred with respect to the listing of the Shares on the New York Stock Exchange, including the listing fees of the New York Stock Exchange and the preparation, printing and the filing fees with respect to the distribution of documents relating thereto, and the registration of the Shares under the Exchange Act and (B) to you on behalf of the Underwriters up to $[          ] as reimbursement of certain costs and expenses of the Underwriters incurred in connection with the offering and distribution of the Underwritten Shares, which amount the Underwriters will deduct from payment for the Firm Shares on the Closing Date.

VIII.

The Investment Manager will use reasonable efforts to cause the Fund to comply with each of its covenants and agreements contained in paragraphs (a) through (h) of Article VII above.  In the event the transactions contemplated hereunder are not consummated, the Investment Manager agrees to pay all amounts which the Fund is obligated to pay under paragraph (h) of Article VII above.

IX.

Each of the Fund and the Investment Manager, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (a “controlling person”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectuses (as amended or supplemented if the Fund shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based upon information relating to the Institutional Underwriter or any Underwriter furnished to the Fund in writing by the Institutional Underwriter or any Underwriter through you expressly for use therein; provided that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting such losses, claims, damages or liabilities purchased Firm Shares or Additional Shares, or any person controlling such Underwriter, if a copy of an Underwriting Prospectus (as then amended or supplemented if the Fund shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law to have been delivered, at or prior to the written confirmation of the sale of the Firm Shares or Additional Shares to such person, and if an Underwriting Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities; provided further, that the Investment Manager will be required to indemnify and hold harmless any indemnified party pursuant to this paragraph only to the extent that the Fund fails to indemnify and hold harmless such indemnified party pursuant to this paragraph.

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Fund and the Investment Manager, their respective directors, and each officer of the Fund who signs the Registration Statement and each person, if any, who controls the Fund or the Investment Manager within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statements or alleged untrue statement of a material fact contained in the Registration Statement, the Underwriting Prospectus (as amended or supplemented if the Fund shall have furnished any amendments or supplements thereto), any preliminary prospectus, or any Omitting Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Fund in writing by such Underwriter through you expressly for use in the Registration Statement, the Underwriting Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control Underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Fund, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Fund within the meaning of either such Section, and (c) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Investment Manager, its directors and each person, if any, who controls the Investment Manager within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Underwriters and such control persons of Underwriters, such firm shall be designated in writing by Morgan Stanley.  In the case of any such separate firm for the Fund, and such directors, officers and control persons of the Fund, such firm shall be designated in writing by the Fund.  In the case of any such separate firm for the Investment Manager, and such directors and control persons of the Investment Manager, such firm shall be designated in writing by the Investment Manager.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

If the indemnification provided for in the first or second paragraph of this Article IX is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Investment Manager on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Investment Manager on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Fund or the Investment Manager on the one hand and of the Underwriters on the other hand shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Fund on the one hand and the total underwriting discounts and commissions received by the Underwriters on the other hand, in each case as set forth in the table on the cover of the Underwriting Prospectus, bear to the aggregate public offering price of the Shares.  The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Fund or the Investment Manager on the one hand or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Article IX are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.  The Investment Manager agrees to pay any amounts that are payable by the Fund pursuant to this paragraph to the extent that the Fund fails to make all contributions required to be made by the Fund pursuant to this paragraph.

The Fund, the Investment Manager and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Article IX were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Article IX, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Shares underwritten by it and offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Article IX are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

The indemnity and contribution provisions contained in this Article IX and the representations and warranties of the Fund and the Investment Manager contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, its officers or directors or any person controlling any Underwriter, the Investment Manager, its officers or directors or any person controlling the Investment Manager or the Fund, its officers or directors or any person controlling the Fund and (iii) acceptance of and payment for any of the Shares.

X.

This Agreement shall be subject to termination by notice given by you to the Fund, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crises that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iii), such event singly or together with any other such events makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectuses.

XI.

This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) notification of the effectiveness of the Registration Statement by the Commission.

If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Firm Shares or Additional Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Firm Shares or Additional Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Shares or Additional Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Firm Shares or Additional Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares that any Underwriter has agreed to purchase pursuant to Article III be increased pursuant to this Article XI by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares without the written consent of such Underwriter.  If, on the Closing Date or the Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares or Additional Shares and the aggregate number of Firm Shares or Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares or Additional Shares to be purchased on such date, and arrangements satisfactory to you and the Fund for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Fund and the Investment Manager.  In any such case either you or the Fund shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectuses or in any other documents or arrangements may be effected.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Fund or the Investment Manager to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Fund or the Investment Manager shall be unable to perform its obligations under this Agreement, the Fund or the Investment Manager, as the case may be, will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

XII.

This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

Very truly yours,

MORGAN STANLEY INDIA
INVESTMENT FUND, INC.

By

MORGAN STANLEY ASSET
MANAGEMENT INC.

By

Accepted,                                 , 1994

MORGAN STANLEY & CO.
     INCORPORATED
DONALDSON, LUFKIN & JENRETTE
    SECURITIES CORPORATION
A.G. EDWARDS & SONS, INC.
PRUDENTIAL SECURITIES INCORPORATED
KEMPER SECURITIES, INC.
LEGG MASON WOOD WALKER INCORPORATED

Acting on behalf of themselves
and the several Underwriters
named in Schedule I hereto.

By	MORGAN STANLEY & CO.
INCORPORATED

By

Schedule I

Underwriter	Number of Shares

Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
A.G. Edwards & Sons, Inc
Prudential Securities Incorporated
Kemper Securities, Inc.
Legg Mason Wood Walker Incorporated

Total

I-1